                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
             COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK
   (INCLUDING, IN EACH CASE, THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                              HILLS STORES COMPANY
                                       TO
                             HSC ACQUISITION CORP.,
                          A WHOLLY-OWNED SUBSIDIARY OF
                          AMES DEPARTMENT STORES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 16, 1998 UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of (i) common stock, par value $0.01 per share (the "Common Stock"), including the preferred stock purchase rights associated therewith issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Common Shares"), and/or
(ii) Series A convertible preferred stock, par value $0.10 per share (the "Preferred Stock"), including the associated Rights (the Preferred Stock, together with the associated Rights, the "Preferred Shares"; and, together with the Common Shares, the "Shares") of Hills Stores Company, a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                By Mail:                                  By Hand:                           By Overnight Delivery
        ChaseMellon Shareholder                   ChaseMellon Shareholder                   ChaseMellon Shareholder
            Services, L.L.C.                          Services, L.L.C.                         Services, L.L.C.
          Post Office Box 3301                    120 Broadway--13th Floor                    85 Challenger Road
       South Hackensack, NJ 07606                    New York, NY 10271                    Ridgefield Park, NJ 07660
    Attn: Reorganization Department           Attn: Reorganization Department        Mail Drop: Reorganization Department
        (registered or certified
           mail recommended)                     By Facsimile Transmission:
                                              (For Eligible Institutions Only)
                                                      (201) 296-4293
                                                   Confirm By Telephone:
                                                      (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to HSC Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Ames Department Stores, Inc., a Delaware Corporation ("Parent"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated November 18, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of
(i) common stock, par value $0.01 per share (the "Common Stock"), including the preferred stock purchase rights associated therewith issued pursuant to the Rights Agreement (as defined in the Offer to Purchase)(the "Rights" and, together with the Common Stock, the "Common Shares"), and/or (ii) Series A convertible preferred stock, par value $0.10 per share (the "Preferred Stock"), including the associated Rights (the Preferred Stock, together with the associated Rights, the "Preferred Shares"; and, together with the Common Shares, the "Shares"), of Hills Stores Company, a Delaware corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Common Shares:________________________________________________________
Number of Preferred Shares:_____________________________________________________
Certificate Nos. (if available):
________________________________________________________________________________
________________________________________________________________________________
Check box if Shares will be tendered by book-entry transfer: / /
Account Number: ________________________________________________________________
Dated: ____________________________________________________________________, 199

Name(s) of Record Holder(s):____________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                                  PLEASE PRINT

Address(es):____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                                                                        ZIP CODE

Area Code and Tel. No.:
________________________________________________________________________________
________________________________________________________________________________
Signature(s):___________________________________________________________________

________________________________________________________________________________

                                  GUARANTEE
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm: ________________________________

Address: _____________________________________

______________________________________________

______________________________________________
                                      ZIP CODE

Area Code & Tel. No.: ________________________



______________________________________________
             Authorized Signature

Name:
      ________________________________________
                 Please Print


Date: ___________________________________, 199


DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.
________________________________________________________________________________